UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 5, 2019

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code:  (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)            At the Annual Meeting of Shareholders of BJ’s Restaurants, Inc. (the “Company”) held on June 5, 2019, the Company’s shareholders, upon the recommendation of the Board of Directors, ratified and approved the BJ’s Restaurants, Inc. Equity Incentive Plan, as amended (the “Plan”), including an amendment to increase the number of shares available for issuance thereunder by 1,250,000 shares.

A brief summary of the Plan, as amended, was included as part of Proposal No. 2 contained on pages 19-25 of the Company’s proxy statement on Schedule 14A for its 2019 Annual Meeting of shareholders, as filed with the Securities and Exchange Commission on April 24, 2019, and is incorporated herein. The information regarding the Plan contained herein is qualified in its entirety by reference to the actual terms of the Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2019, the Company held its Annual Meeting of Shareholders. Shareholders voted on (i) the election of directors, (ii) ratification and approval of the Company’s Equity Incentive Plan, as amended (formerly known at the 2005 Equity Incentive Plan), including an amendment to increase the number of shares of Common Stock reserved for issuance by 1,250,000, (iii) approval, on an advisory and non-binding basis, of the compensation of named executive officers; and (iv) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Election of Directors.  Gregory A. Trojan, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Noah A. Elbogen, Lea Anne S. Ottinger, Janet M. Sherlock and Patrick D. Walsh were nominated and elected at the meeting. The following votes were cast for each of the nominees:

Name	For	Withhold
Gregory A. Trojan	16,991,748.66	168,294.51
Gerald W. Deitchle	16,573,043.66	586,999.51
Peter A. Bassi	14,077,715.66	3,082,327.51
Larry D. Bouts	16,518,217.66	641,825.51
James A. Dal Pozzo	16,570,905.66	589,137.51
Noah A. Elbogen	16,841,482.66	318,560.51
Lea Anne S. Ottinger	16,814,620.66	345,422.51
Janet M. Sherlock	17,112,302.66	47,740.51
Patrick D. Walsh	7,644,075.66	9,515,967.51

There were 1,679,821 broker non-votes with respect to the election of directors.

The Company’s Majority Voting Policy requires any director who receives a greater number of “Withhold” votes than “For” votes to tender his or her resignation from the Board within 15 days following the shareholder vote. The Board has 90 days following receipt of the certified voting results pertaining to the election to decide whether to accept the resignation of any unsuccessful incumbent, or whether other action should be taken. As a result of the Majority Voting Policy, Mr. Walsh has tendered his resignation from the Board. The Board will determine whether or not to accept Mr. Walsh’s resignation (and, if applicable, the reasons for not accepting Mr. Walsh’s resignation).

Ratification & Approval of Equity Incentive Plan.  The shareholders also ratified and approved the Equity Incentive Plan (formerly known as the 2005 Equity Incentive Plan), as amended. The following votes were cast on the proposal to ratify and approve the Equity Incentive Plan, as amended: 15,918,905.66 For; 1,232,348 Against; 8,789.52 Abstain. There were 1,679,821 broker non-votes.

Advisory Vote on Executive Compensation.  In addition, the shareholders approved, on an advisory and non-binding basis, the compensation of named executive officers. The following votes were cast on the compensation of named executive officers: 16,638,953 For; 500,144.16 Against; 20,946.01 Abstain. There were 1,679,821 broker non-votes.

Ratification of Accountants.  Finally, the shareholders approved the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year. The following votes were cast on the ratification: 18,721,484.66 For; 111,548 Against; 6,831.52 Abstain. There were no broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.Description

10.1

Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2019	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY A. TROJAN Gregory A. Trojan, Chief Executive Officer and Director (Principal Executive Officer)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)